Exhibit 10.2
FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”), dated as of April 18, 2023, is entered into by and among AGILETHOUGHT, INC., a Delaware corporation (“Ultimate Holdings”) and AGILETHOUGHT MEXICO, S.A. DE C.V., a sociedad anónima de capital variable incorporated and existing under the laws of Mexico (“AgileThought Mexico” and together with Ultimate Holdings, each a “Borrower” and collectively, the “Borrowers”), AN GLOBAL LLC, a Delaware limited liability company (“Intermediate Holdings,” and together with Ultimate Holdings, the “Holding Companies”), the other Loan Parties party hereto, the Lenders party hereto (which constitute all Lenders under the Credit Agreement (as defined below)), GLAS USA LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and GLAS AMERICAS LLC, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent,” and together with the Administrative Agent, the “Agents” and each, an “Agent”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.
RECITALS
A.    The Borrowers, the other Loan Parties thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent are parties to that certain Credit Agreement, dated as of November 22, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    The Loan Parties have advised the Agents and Lenders that certain Events of Default have occurred and are continuing, or may occur and continue, as expressly set forth herein.
C.    The Lenders, the Administrative Agent, and the Collateral Agent have agreed to enter into this Agreement in connection with the lenders under the New Senior Credit Agreement expecting to provide incremental liquidity (the “Expanded Revolver”) to the Loan Parties.
D.    The Loan Parties have requested that the Agents and Lenders forbear for a period of time from exercising their respective rights and remedies with respect to the Specified Defaults (as defined herein), and the Agents and Lenders have agreed to such forbearance subject to the satisfaction of, and continued compliance with, the terms and conditions set forth in this Agreement.
E.    The Loan Parties are entering into this Agreement with the understanding and agreement that, except as specifically provided herein, none of Agents’ or any Lender’s rights or remedies as set forth in the Credit Agreement or any other Loan Document are being waived or modified by the terms of this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.        Acknowledgments by Loan Parties. Each Loan Party acknowledges and agrees as follows:
(a)    Acknowledgment of Debt. As of the close of business on March 15, 2023, each Loan Party is indebted, jointly and severally, to the Lenders, without defense, deduction, setoff, claim or counterclaim, of any nature, under the Credit Agreement and the other Loan Documents in the aggregate principal amount of not less than (i) US$3,457,753, with respect to the Tranche A-1 Loans, (ii) MXN$149,985,406, with respect to the Tranche A-2 Loans, (iii) US$3,826,104.85, with respect to the Tranche B-1 Loans, and (iv) MXN$98,048,213.42, with respect to the Tranche B-2 Loans, plus accrued and continually accruing interest and all fees, costs and expenses in accordance with the Loan Documents.
(b)    Acknowledgment of the Specified Defaults. On and as of the date hereof: (i) each of the Events of Default enumerated on Part A of Schedule 1 attached hereto (the “Existing Defaults”) have occurred and are continuing; (ii) the events or conditions enumerated on Part B of Schedule 1 attached hereto (the “Anticipated Defaults” and, together with the Existing Defaults, the “Specified Defaults”) may occur and continue during the Forbearance Period (as defined below); (iii) Agents and Lenders have not waived in any respect any Existing Defaults or will be deemed to have waived in any respect any Anticipated Defaults to the extent occurring or continuing during the Forbearance Period; (iv) Agents and Lenders have not waived any of their rights and remedies with respect to the Existing Defaults or will be deemed to have waived any of their rights and remedies with respect to any Anticipated Defaults to the extent occurring or continuing during the Forbearance Period; and (v) except as expressly limited by this Agreement and the Reference Subordination Agreement, Agents and Lenders are permitted immediately to accelerate the Obligations and exercise all rights and remedies available under the Loan Documents, applicable law and/or otherwise as a result of any of the Existing Defaults, or, upon the occurrence and during the continuation thereof, any of the Anticipated Defaults.
(c)    Acknowledgment that Liabilities Continue in Full Force and Effect. The Loans and all other liabilities and Obligations of the Loan Parties under the Credit Agreement and each other Loan Documents remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by the agreements and undertakings of the parties contained herein.
(d)    Acknowledgment of Perfection of Security Interest. As of the date hereof, the security interests and Liens granted to the Collateral Agent, for its benefit and the benefit of the Lenders, under the Loan Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Loan Documents.
2.    Forbearance by Agents and Lenders.
(a)     Forbearance Period. At the request of the Loan Parties, the Agents and Lenders agree to forbear from accelerating the Obligations and from commencing and/or prosecuting the exercise of any rights and remedies, whether at law, in equity, by agreement or otherwise, available to the Agent and Lenders as a result of the Specified Defaults, from the date hereof until the earliest to occur of the following times: (i) the Forbearance Expiration Date (as defined below); (ii) the time at which (x) any representation or warranty made by a Loan Party under this Agreement shall prove to have been materially incorrect (without duplication of any materiality qualifiers therein) when made or deemed made or (y) any Loan Party fails to comply in any respect with its covenants set forth in this Agreement; (iii) the occurrence of any Event of Default (other than the Specified Defaults) under any of the Loan Documents; or (iv) termination of the New Senior Forbearance Agreement (as defined below) (the period beginning on the date hereof and terminating on the earliest of such dates being hereinafter referred to as the “Forbearance Period”). “Forbearance Expiration Date” means 11:59 p.m. New York City time on May 10, 2023.
(b)    Termination of Forbearance Period. Upon the termination of the Forbearance Period, all forbearances, deferrals and indulgences granted by the Agents and Lenders in Section 2(a) above shall automatically terminate, and the Agents and Lenders shall thereupon have, and shall be entitled to exercise, any and all rights and remedies which the Agents and/or Lenders may have upon the occurrence of an Event of Default, including, without limitation, the Specified Defaults, without any further notice.
(c)    Preservation of Rights. By entering into this Agreement and agreeing to temporarily forbear from the exercise of rights and remedies under the terms of this Agreement, Agents and Lenders do not waive, and are not being requested to waive, the Existing Defaults that are outstanding on the date hereof, the Anticipated Defaults upon their occurrence, or any Event of Default that may occur after the date hereof (whether the same as, or similar to, the Specified Defaults or otherwise). The Specified Defaults and any other Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same as, or similar to, the Specified Defaults or otherwise), and the Agents’ and Lenders’ rights and remedies related thereto, or arising as a result therefrom, are hereby preserved. The granting of the forbearance hereunder shall not be deemed a waiver of any options, rights and remedies of Agents and/or Lenders and shall not constitute a course of conduct or dealing on behalf of Agents or Lenders. Subject to the terms of this Agreement, Agents and Lenders specifically reserve all options, rights and remedies available to them under the Credit Agreement, the other Loan Documents, applicable law or otherwise.
3.    Covenants; Consents. In consideration of the agreements set forth herein, the Loan Parties hereby covenant and agree, so long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, as follows:
(a)Potential Financing Documentation. The Loan Parties shall furnish to the Agents and Lenders (i) promptly upon receipt or delivery thereof, copies of all material correspondence and notices submitted to or by any Loan Party or its advisors in respect of any potential financing or investment in the Loan Parties, (ii) copies of all proposals for any such financings or investments in the Loan Parties, and (iii) promptly upon request, any other information concerning such financings or investments as any Agent may from time to time reasonably request.
(b)Financial Advisor Retention. The Loan Parties at all times shall have retained a financial advisor acceptable to the Borrower Representative and the New Senior Credit Agreement’s Agents and Required Lenders (as such terms are defined therein) (the “Financial Advisor”).
(c)13-Week Cash-Flow. In lieu of Section 10.1(a)(xx) of the Credit Agreement, by 7:00 p.m. (New York City Time) on the Friday of each week (or, if such Friday is not a Business Day, the immediately preceding Business Day), commencing with the week ending April 21, 2023, the Borrower Representative shall deliver to the Agents and Lenders: (i) a 13-week cash flow forecast of Ultimate Holdings and its Subsidiaries, prepared by the Loan Parties’ Financial Advisor, setting forth in reasonable detail all sources and uses of the Loan Parties’ cash for the succeeding 13-week period; (ii) reports certified by an Authorized Officer of the Borrower Representative as being accurate and complete, listing all accounts payable balances of the Loan Parties as of one Business Day immediately prior to the applicable reporting date, which shall include the amount and age of each such account payable and the name and mailing address of each account creditor; (iii) a calculation of the Liquidity of Ultimate Holdings and its Subsidiaries as of such Friday; and (iv) such other information as any Agent may reasonably request;
(d)Investment Banker Retention. By April 20, 2023 (or such later date as approved by the New Senior Credit Agreement’s administrative agent), the Loan Parties shall retain (and thereafter continue to retain) an investment banker (the “Investment Banker”) reasonably acceptable to Borrower Representative and the New Senior Credit Agreement’s Agents and Required Lenders and on terms acceptable to such New Senior Credit Agreement’s Agents and Required Lenders and Borrower Representative. Such Investment Banker shall be retained for the purposes set forth in its retention agreement (in form and substance acceptable to the New Senior Credit Agreement’s Agents and Required Lenders) and Borrower Representative, which shall include undertaking the preparation for a potential transaction involving Ultimate Holdings and its Subsidiaries (the “IB Engagement”).
(e)New Senior Credit Agreement Amendment. On or before April 20, 2023 (or such later date as approved by the New Senior Credit Agreement’s administrative agent), the Loan Parties shall execute and deliver an amendment to the New Senior Credit Agreement, which amendment shall, among other things, provide the borrower thereof with up to $3,000,000 of additional Loans (the “Anticipated 2023 Incremental Revolving Loans”).
(f)Commercial Tort Claim. On or before April 20, 2023, the Loan Parties shall duly execute and deliver a Guaranty and Collateral Agreement supplement granting to the Collateral Agent a security interest in the Anovo Commercial Tort Claim (as defined below), in form and substance satisfactory to the Collateral Agent. Such Guaranty and Collateral Agreement supplement shall set forth sufficient details relating to the Commercial Tort Claim in connection with the litigation in the United States District Court for the Western District of Tennessee, captioned AnovoRx Holdings, Inc. v. AgileThought, Inc. (Case No. 2:22-cv-02557) (the “Anovo Commercial Tort Claim”), and confirm to the Collateral Agent that it has a perfected security interest in the Anovo Commercial Tort Claim and in the proceeds thereof.
(g)New Senior Forbearance Agreement. The Loan Parties shall at all times comply with the terms of the New Senior Forbearance Agreement (as defined below).
(h)Certain Meetings. On each Tuesday (commencing Tuesday, April 25, 2023) or, if such Tuesday is not a Business Day, then the next succeeding Business Day (or more frequently upon the reasonable request of the New Senior Credit Agreement’s administrative agent), the Borrower Representative shall, and shall cause each of (i) Ultimate Holdings and senior management of Ultimate Holdings and its Subsidiaries, (ii) the Investment Banker (following its retention), (iii) the Financial Advisor, and (iv) any other third party advisor retained to pursue financing alternatives, to participate in a meeting with the Lenders and the New Senior Credit Agreement’s agents and lenders at such time as may be agreed to by the Borrower Representative and the New Senior Credit Agreement’s administrative agent, to discuss Holdings’ and its Subsidiaries’ operations, financial position, the status of the Investment Banker’s with respect to the IB Engagement, and compliance with the other terms of this Agreement.
(i)Tranche B Conversion. The Loan Parties, the Tranche B Lenders, and the Tranche A Lenders, shall, during the Forbearance Period make themselves reasonably available and negotiate in good faith revisions to the terms of the Credit Agreement governing the conversion of the Tranche B Loans, including, but not limited to, the conversion price.
4.    Release; No Representations by Agents or Lenders; No Novation.
(a)Each Loan Party hereby acknowledges and agrees that: (i) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing), and (ii) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Approved Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Effective Date directly arising out of, connected with or related to this Agreement, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

(b)Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Agreement.
(c)Each reference to Lender under Sections 4(a) and 4(b) is to such Lender solely in its capacity as a lender under the Credit Agreement. To the Loan Parties’ knowledge as of the Effective Date, the Loan Parties are not aware of any claims of the Loan Parties against the Lenders, in any capacity, in connection with this Agreement.
(d)Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.
5.    Effectiveness of this Agreement. This Agreement shall become effective upon the satisfaction in full, in a manner satisfactory to the Lenders, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being hereinafter referred to as the “Effective Date”):
(a)    Agreement. On or before the Effective Date, the Administrative Agent and the Lenders shall have received this Agreement, fully executed by the other parties hereto; and
(b)    Representations and Warranties. Except for Sections 9.8(iii) and 9.20 of the Credit Agreement to the extent such sections relate to the Specified Defaults or as a result of certain other defaults on Material Contracts disclosed in writing to the Agents or Lenders on or prior to the Effective Date (the “Representation Exception”), the representations and warranties contained in this Agreement and in Article IX of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).
(c)    No Default; Event of Default. Other than the Specified Defaults, no Default or Event of Default shall have occurred and be continuing on the Effective Date or result from this Agreement becoming effective in accordance with its terms.
(e)     New Senior Credit Agreement Forbearance Agreement. The Agents shall have received a fully executed copy of a forbearance agreement, dated as of the Effective Date, by and among the loan parties thereto, the New Senior Credit Agreement collateral agent, the New Senior Credit Agreement’s administrative agent, and the existing New Senior Credit Agreement lenders, and such forbearance agreement shall be in full force and effect (“New Senior Forbearance Agreement”).
6.     Condition Subsequent to Effectiveness of this Agreement. The Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement, including, without limitation, those conditions to the Effective Date set forth herein, the Loan Parties shall, on or prior to the earlier of (i) the date of the first borrowing of the Anticipated 2023 Incremental Revolving Loans or (ii) April 28, 2023, have paid all outstanding and unpaid fees and expenses of (x) the Administrative Agent (in the amount of $5,000), (y) Pryor Cashman LLP, counsel to the Administrative Agent in an amount up to US$30,000, and (z) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Lenders, in an amount of US$231,579. It is understood and agreed that, during the Forbearance Period, the Lenders shall be permitted to request, and the Loan Parties shall remit, (1) an additional up to US$100,000 to the Lenders for the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Lenders associated with this Agreement and (2) up to US$15,000 for the legal fees and expenses of the Administrative Agent, including of Pryor Cashman LLP, counsel to the Administrative Agent associated with this Agreement. It is understood and agreed that the failure by the Loan Parties to perform or cause to be performed such condition subsequent shall constitute an immediate Event of Default (which shall not be subject to any grace periods set forth in the Credit Agreement). It is agreed that the Loan Parties’ obligations to pay such amounts shall be subject to receipt of invoices from the applicable Agent, Lenders, or professionals, it being expressly understood and agreed that the amount identified in paragraph (ii)(z) of this Section 6 has been invoiced to the Loan Parties as of the date of this Agreement.
7.    Representations and Warranties. Each Loan Party represents and warrants, as of the Effective Date, as follows:
(a)Representations and Warranties; No Event of Default. Except for the Representation Exception, the representations and warranties herein, in Article IX of the Credit Agreement and in each other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and, other than the Existing Defaults, no Default or Event of Default has occurred and is continuing as of the Effective Date or would result from this Agreement becoming effective in accordance with its terms.
(b)Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or sociedad anonima duly organized, validly existing and, other than the Mexican Loan Party, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Agreement, and to consummate the transactions contemplated by this Agreement and by the Credit Agreement, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.
(c)Authorization, Etc. The execution and delivery by each Loan Party of this Agreement and the performance by it of the Credit Agreement, this Agreement, and each other Loan Document (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law, or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except in the case of clauses (ii)(C) and (iv) hereof, to the extent that such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.
(d)Enforceability of Loan Documents. This Agreement, the Credit Agreement and each other Loan Document is and will be a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(e)Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

(f)    No Duress. This Agreement has been entered into without force or duress, of the free will of each Loan Party. Each Loan Party’s decision to enter into this Agreement is a fully informed decision and such Loan Party is aware of all legal and other ramifications of such decision.
(g)    Counsel. Each Loan Party has read and understands this Agreement, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.
8.    Governing Law; Consent to Jurisdiction; Service of Process Services of Process and Venue and Waiver of Jury Trial, Etc. Sections 15.8, 15.19 and 15.20 (Governing Law; Forum Selection and Consent to Jurisdiction; and Waiver of Jury Trial) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.
9.     Further Assurances.
(a) The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under applicable Law or as any Agent may reasonably request, in order to effect the purposes of this Agreement.
10.    Counterparts; Facsimile Signatures; PDF Delivery.
(a)    This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by e-mail, DocuSign, facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.
(b)    This Agreement, to the extent signed and delivered by means of electronic transmission by PDF, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.
11.    Reference to and Effect on the other Loan Documents.
(a)    Except as specifically set forth above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers and Guarantors to Agents and Lenders.
(b)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agents or any Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.
(c)    Each Loan Party hereby acknowledges and agrees that this Agreement constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an immediate Event of Default under the Credit Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Agreement shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail timely to perform or observe any term, covenant or agreement contained in this Agreement.
12.    Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement (as modified hereby), and the other Loan Documents effective as of the date hereof.

13.    Integration. This Agreement, together with the Credit Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
14.    Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
15.    Guarantors’ Acknowledgment. Each Guarantor hereby acknowledges and agrees to this Agreement and confirms and agrees that its Guaranty (as modified and supplemented in connection with this Agreement) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Although Lender has informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Credit Agreement, or any other agreement with any Guarantor, to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.
16.    Administrative Agent and Collateral Agent Instruction. Each Lender party hereto (constituting all the Lenders under the Credit Agreement), through its execution of this Agreement, hereby instructs each of the Administrative Agent and the Collateral Agent to execute and deliver this Agreement and the amendment to the Reference Subordination Agreement to be entered into substantially concurrently herewith with certain parties to the New Senior Credit Agreement.

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The parties are signing this Agreement as of the date stated in the introductory clause.

BORROWERS:	AGILETHOUGHT, INC. (f/k/a AN GLOBAL INC.),
a Delaware corporation
By: _/s/ Manuel Senderos________________________
Name: Manuel Senderos
Title: Chief Executive Officer

AGILETHOUGHT MEXICO, S.A. DE C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico

By:_/s/ Manuel Senderos_________________________
Name: Manuel Senderos
Title: Attorney-in-fact

By:_/s/ Mauricio Garduño_________________________
Name: Mauricio Garduño
Title: Attorney-in-fact

GUARANTORS:
4TH SOURCE, LLC
a Delaware limited liability company

By: /s/ Diana P. Abril
Name:	Diana P. Abril
Title:	Manager

IT GLOBAL HOLDING LLC a Delaware limited liability company

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	Chief Executive Officer

AN GLOBAL LLC a Delaware limited liability company

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

QMX INVESTMENT HOLDINGS USA, INC. a Delaware Corporation

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

AGILETHOUGHT DIGITAL SOLUTIONS S.A.P.I. de C.V.
a sociedad anónima promotora de inversiones de capital variable incorporated under the laws of Mexico

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	Attorney-in-fact

By: /s/ Mauricio Garduño
Name:	Mauricio Garduño
Title:	Attorney-in-fact

4TH SOURCE HOLDING CORP.,
a Delaware Corporation

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

4TH SOURCE MEXICO, LLC,
a Delaware limited liability company By: 4TH Source, LLC, as Member

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

ENTREPIDS TECHNOLOGY, INC,
a Delaware Corporation

By: /s/ Diana Abril
Name:	Diana Abril
Title:	Secretary

AGS ALPAMA GLOBAL SERVICES USA, LLC,
a Delaware limited liability company By: QMX Investment Holdings USA, Inc.

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

AN USA,
a California Corporation

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

AGILETHOUGHT, LLC,
a Florida limited liability company

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	President

LENDERS:	BANCO NACIONAL DE MÉXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, COMO FIDUCIARIO DEL FIDEICOMISO IRREVOCABLE F/17937-8
a trust organized under the laws of Mexico
By:_/s/ Manuel Ramos___________________________
Name: Manuel Ramos
Title: Attorney in fact

By:_/s/ Andres Borrego___________________________
Name: Andres Borrego
Title: Attorney in fact

BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, IN ITS CAPACITY AS TRUSTEE OF THE TRUST NO. F/17938-6
a trust organized under the laws of Mexico
By:_/s/ Manuel Ramos___________________________
Name: Manuel Ramos
Title: Attorney in fact

By:_/s/ Andres Borrego___________________________
Name: Andres Borrego
Title: Attorney in fact

LENDERS:

BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, IN ITS CAPACITY AS TRUSTEE OF THE TRUST “NEXXUS CAPITAL VI” AND IDENTIFIED WITH NUMBER NO. F/173183
a trust organized under the laws of Mexico
By:_/s/ Arturo José Saval Pérez____________
Name: Arturo José Saval Pérez
Title: Attorney-in-fact

By:_/s/ Roberto Langenauer Neuman________________
Name: Roberto Langenauer Neuman
Title: Attorney-in-fact

NEXXUS CAPITAL PRIVATE EQUITY FUND VI, L.P.

By:_/s/ Arturo José Saval Pérez_
Name: Arturo José Saval Pérez
Title: Attorney-in-fact

By:_/s/ Roberto Langenauer Neuman________________
Name: Roberto Langenauer Neuman
Title: Attorney-in-fact
LENDERS:
MANUEL SENDEROS FERNANDEZ
By:_/s/ Manuel Senderos Fernandez_

KEVIN JOHNSTON

_/s/ Kevin Johnston_

ADMINISTRATIVE AGENT:	GLAS USA LLC, as Administrative Agent

By:_/s/ Katie Fischer___________________________
Name: Katie Fischer
Title: Vice President

COLLATERAL AGENT:	GLAS AMERICAS LLC, as Collateral Agent

By:_/s/ Katie Fischer___________________________
Name: Katie Fischer
Title: Vice President

Schedule 1

Specified Defaults